Exhibit 4.10
                         VENTAS, INC.
              NONQUALIFIED STOCK OPTION AGREEMENT
              -----------------------------------


     THIS NONQUALIFIED STOCK OPTION AGREEMENT ("Agreement") is made and entered into as of this 1st day of May 1998, by and between VENTAS, INC., a Delaware corporation ("Corporation"), and WALTER F. BERAN, a non-employee director of the Corporation ("Optionee").

     RECITALS:
     --------

     A. Corporation desires to grant to Optionee the right and option to purchase shares of common stock of the Corporation in order to promote the interests of Corporation, and its stockholders by enabling non-employee directors, such as Optionee, to invest in Corporation's shares of common stock, having a par value of $.25 per share ("Common Stock").

     B. Corporation believes that such investment should increase the personal interest and special efforts of Optionee in providing for the continued success and progress of Corporation and should enhance the efforts of the Corporation to attract and retain a high caliber of non-employee directors.


     AGREEMENT:
     ---------

     NOW, THEREFORE, the parties agree as follows:

     1. Grant of the Option; Option Price. Corporation hereby grants to Optionee, as a matter of separate inducement and agreement in connection with Optionee being a non-employee director of the Corporation (and not in lieu of any salary or other compensation for Optionee's services) the right and option to purchase (the "Option") all or any part of an aggregate of 5,000 shares of Common Stock ("Option Shares") on the terms and conditions set forth herein, subject to adjustment as provided in Section 7, at a purchase price of $17.25 per share ("Option Price"). Corporation and Optionee consider the Option Price to be not less than the Fair Market Value (as determined by the closing price) of the Common Stock on the date hereof, which is the date on which the Option was granted to Optionee ("Option Date").

     2. Term and Time of Exercise of the Option. The Option shall commence on the date hereof and continue for a term ending ten years from the Option Date ("Termination Date"), unless sooner terminated as provided in Section 6.

     3. Option Exercisable in Installments. Subject to the other terms and conditions stated herein, the right to exercise the Option shall accrue in installments as follows.

          a. First Installment. Commencing one year after the Option Date, Optionee may exercise the Option for up to 25 percent of the number of Option Shares.

          b. Second Installment. Commencing two years after the Option Date, Optionee may exercise the Option for up to 50 percent of the Option Shares, less the number of Option Shares for which the Optionee has already exercised the Option.

          c. Third Installment. Commencing three years after the Option Date, Optionee may exercise the Option for up to 75 percent of the Option Shares, less the number of Option Shares for which the Optionee has already exercised the Option.

          d. Fourth Installment. Commencing four years after the Option Date, the Option may be fully exercised to the extent that it has not previously been exercised.

     4.   Conditions to Exercise of the Option.

          a.   Exercise of the Option.   Subject to the
provisions of Section 3, Optionee may exercise the Option by delivering to Corporation written notice ("Notice") of exercise stating the number of Option Shares for which the Option is being exercised accompanied by payment of the Option Price multiplied by the number of shares for which the Option is being exercised (the "Exercise Price") in the manner provided in Section 4(b).

          b.   Payment of the Option Price.     Corporation
shall accept as payment for the Exercise Price a check payable to the order of Corporation, or in any other form acceptable to Corporation.

          c.   Delivery of Shares on Exercise.    As soon as
practicable after receipt of such notice and payment of the Exercise Price, Corporation shall deliver to Optionee, without transfer or issuance tax or other incidental expense to Optionee, at the office of Corporation, or at such other place as may be mutually acceptable, or, at the election of Corporation, by certified mail addressed to Optionee at Optionee's address shown in the records of Corporation, a certificate or certificates for the number of shares of Common Stock set forth in the Notice and for which Corporation has received payment in the manner prescribed herein. Corporation may postpone such delivery until it receives satisfactory proof that the issuance or transfer of such shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. If Optionee fails to accept delivery of all or any part of the number of shares of Common Stock specified in such notice upon tender of delivery thereof, Optionee's right to exercise the Option for such undelivered shares may be terminated by Corporation.

          5. Option Not Transferable Except in Event of Death. During Optionee's lifetime, the Option shall be exercisable only by Optionee, and neither the Option nor any rights hereunder shall be transferable except by will or the laws of descent and distribution. The Option may not be subject to execution or other similar process. If Optionee attempts to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any of Optionee's rights hereunder, except as provided herein, or in the event of any levy or any attachment, execution or similar process upon the rights or interests hereby conferred, Corporation may terminate the Option by notice to Optionee and it shall thereupon become null and void.

     6.   Termination of Option

          a. If the Optionee ceases to be a director of the Corporation for any reason other than death, Disability (as defined in the Corporation's 1997 Incentive Compensation Plan) or removal for Cause (as defined in the Corporation's 1997 Incentive Compensation Plan), this Agreement shall terminate three months after the Optionee ceases to be a director of the Corporation (unless the Optionee dies during such period) or on the Option's Termination Date, if earlier, and shall be exercisable during such period after the Optionee ceases to be a director of the Corporation only with respect to the number of Shares which the Optionee was entitled to purchase on the day preceding the day on which the Optionee ceased to be a director.

          b. If the Optionee ceases to be a director of the Corporation because of removal for Cause, the Option shall terminate on the date of the Optionee's removal.

          c.   In the event of the Optionee's death or
Disability while a director of the Corporation or the Optionee's death within three months after the Optionee ceases to be a director (other than by reason of removal for Cause), the Option shall terminate upon the earlier to occur of (i) 12 months after the date of the Optionee's death or Disability , or (ii) the Option's Termination Date. The Option shall be exercisable during such period after the Optionee's death or Disability with respect to the number of Shares as to which the Option shall have been exercisable on the date preceding the Optionee's death or Disability, as the case may be.

     7. Adjustment to Option. If the Corporation merges, consolidates or reorganizes with any other corporation or corporations, the number and kind of shares of stock or of other securities to which Optionee will be entitled pursuant to the transaction shall be substituted for each of the shares of Common Stock then subject to this Agreement. If the number of shares of Common Stock issued and outstanding changes as a result of any recapitalization, stock dividend, stock split, combination of shares or other change in the Common Stock, the number of shares of Common Stock then subject to this Agreement shall be adjusted in proportion to the change in the outstanding shares of Common Stock. Upon any such adjustment, the purchase price of any Option and the shares of Common Stock issuable pursuant to any Option shall be adjusted to the extent appropriate in the discretion of the Corporation to provide Optionee with the same relative rights before and after such adjustment.
     8.   Change in Control; Retirement.     Notwithstanding
the other provisions of this Agreement, upon a Change in Control of the Corporation (as defined in the Corporation's 1997 Incentive Compensation Plan) or the retirement of the director, the Optionee shall have the right to exercise the Option in full as to all Option Shares subject to the Option.

     9. Restricted Legend. Upon exercise of this Option, each certificate representing the Option Shares shall bear the following legend:

       The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. They may not be offered for sale, sold, transferred, pledged, hypothecated or otherwise disposed of, and will not be transferred on the books and records of the Issuer, unless (i) they have been registered under the Act and under applicable state securities laws or (ii) counsel for the Issuer is of the opinion that registration under the Act and applicable state securities laws is not required.

     10.  Miscellaneous.

          a.   No Rights as Shareholder.       Neither
Optionee, nor any person entitled to exercise Optionee's rights under this Agreement, shall have any of the rights of a shareholder regarding the shares of Common Stock subject to the Option, except to the extent that certificate(s) for such shares shall have been issued upon the exercise of the Option as provided herein.

          b. Captions. The captions and section headings used herein are for convenience only, shall not be deemed part of this Agreement and shall not in any way restrict or modify the context and substance of any section or paragraph of this Agreement.

          c. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, and shall be construed in such a fashion so that the Option qualifies as property transferred to Optionee in connection with the performance of services in accordance with
Section 83 of the Internal Revenue Code of 1986 (subject to all amendments thereto) and the Regulations thereunder.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                              VENTAS, INC.


                              By:/s/ W. Bruce Lunsford
                                 ------------------------
                                     W. Bruce Lunsford


                              Title: Chairman of the Board
                                     and Chief Executive


                              /s/ Walter F. Beran
                              ---------------------------
                                  ("Optionee")